UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2011

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001- 04311	11-1541330
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

25 Harbor Park Drive, Port Washington, NY	11050
(Address of principal executive offices)	(Zip Code)

(516) 484-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2011, Pall Corporation (the “Corporation”) announced that Lawrence D. Kingsley has been elected as Chief Executive Officer and President of the Corporation effective October 3, 2011 to succeed the Corporation’s current Chief Executive Officer and President, Eric Krasnoff, who had previously announced his intention to retire.

Mr. Kingsley, 48, is currently the Chairman of the Board, President and Chief Executive Officer of IDEX Corporation (“IDEX”). He has served as Chairman of the Board of IDEX since April 2006 and as President and Chief Executive Officer and a director of IDEX since March 2005. Mr. Kinglsey is also a director of The Cooper Industries, PLC.

The Corporation entered into an employment agreement with Mr. Kingsley on August 4, 2011, setting out the terms of Mr. Kingsley’s employment as President and Chief Executive Officer and related compensation arrangements. The agreement provides that Mr. Kingsley will be President and Chief Executive Officer of the Corporation, having the duties and responsibilities normally associated with such position and reporting to the Corporation’s Board of Directors (the “Board”). His employment is at-will; there is no fixed term of employment. The Corporation agreed to elect Mr. Kingsley to the Board within 5 business days after his start date and to nominate him for reelection at subsequent annual meetings of shareholders during his employment as President and Chief Executive Officer.

Mr. Kingsley’s annual base salary is $950,000 and is subject to upward adjustment only upon annual reviews. He is eligible to participate in the Corporation’s senior executive bonus plan with a bonus target of 125% of base salary and a maximum bonus percentage of 200% of base salary. For the fiscal year ending July 31, 2012, his target bonus is 125% of base salary with no minimum guarantee.

The Corporation will pay Mr. Kingsley a sign-on cash bonus of $1,500,000. The bonus will be subject to recapture by the Corporation if Mr. Kingsley is terminated for “cause” or resigns without “good reason” as follows: 100% if termination within 1 year of the start date and 50% if termination within 2 years of the start date.

In connection with his joining the Corporation, Mr. Kingsley will receive an initial 2011 long-term incentive equity award of stock options with a target value of $2,000,000 (the “initial 2011 options”) and restricted units with a target value of $2,000,000 (the “initial 2011 units”), in each case determined on his start date pursuant to the Corporation’s procedures for awards for named executive officers. In addition, to compensate for the loss of unvested IDEX equity awards, the Corporation has agreed to award Mr. Kingsley stock options to purchase 307,000 shares of the Corporation’s common stock (the “transition options”) and 198,000 restricted units (the “transition units”).

Each of the initial 2011 options and the transition options will have a seven year term, will vest in equal annual installments on each of the first four anniversaries of Mr. Kingsley’s start date and will have an exercise price per share equal to the fair market value of a share of Corporation’s common stock on the grant date. The restricted units will be payable upon vesting on a one-for-one basis with shares of the Corporation’s common stock. The initial 2011 units will vest on the fourth anniversary of Mr. Kingsley’s start date while the transition units will vest 50% on each of the second and fourth anniversaries of the start date. Each of the awards are subject to accelerated vesting in the event of Mr. Kingsley’s “involuntary termination”, death or disability or a change in control of the Corporation. Mr. Kingsley will forfeit any unvested awards if the Corporation terminates him for cause or if he resigns without good reason.

Mr. Kingsley will be eligible for annual long-term incentive awards under the Corporation’s stock plan on the same basis and terms as other named executive officers. Mr. Kingsley’s award to be made during calendar year 2012 will have a target value of not less than $4,000,000 determined pursuant to the Corporation’s procedures for awards to named executive officers.

If Mr. Kingsley’s employment is involuntarily terminated, he will be entitled, subject to his execution of a general release of claims against the Corporation, to a severance payment payable over 24 months in the aggregate amount equal to the sum of (i) two times his then annualized base salary and (ii) two times his target bonus amount. He will also be entitled to be reimbursed for any COBRA premiums he pays for the period of his COBRA eligibility. If the involuntary termination occurs within 12 months after a change in control, Mr. Kingsley would be entitled to the payments described above except that he will receive three times base salary and three times target bonus amount as a lump sum.

Mr. Kingsley is eligible to participate in the Corporation’s employee benefit plans in accordance with their terms as may be amended from time to time in a manner commensurate with other senior executives, including but not limited to the Corporation’s Supplementary Pension Plan (the “Plan”). Mr. Kingsley will be vested in the Plan with partial benefits once having worked for the Corporation continuously to age 55 and will be 100% vested in a full normal benefit as defined in the Plan at age 60. Mr. Kingsley, or his estate, will receive a special supplementary pension benefit in the form of a fully vested single life annuity commencing at age 60 in the event of involuntary termination, death or disability during the first seven years after his start date.

For purposes of the agreement, “involuntary termination” means (i) termination of Mr. Kingsley’s employment by the Corporation other than for Cause and other than due to his death or disability, or (ii) Mr. Kingsley’s resignation due to Good Reason. “Cause” means, among other circumstances, (i) a material breach by Mr. Kingsley of the agreement or of the various policies of the Corporation, including the Corporation’s employment policies; (ii) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Corporation public disgrace or disrepute, or materially and adversely affects the Corporation’s operations or financial performance or relationships with customers; or (iii) willful misconduct having a material adverse impact on the Corporation, either economically or by reputation. “Good Reason” means, among other circumstances, (i) a material breach by the Corporation of the agreement; (ii) a material reduction of Mr. Kingsley’s authority, duties or responsibilities, or a requirement that Mr. Kingsley report to anyone other than the Board; or (iii) a reduction of base salary or target bonus percentage.

The agreement provides that Mr. Kingsley will not be entitled to any gross-up or other payment for “golden parachute” excise taxes. If any severance or other benefits otherwise payable to Mr. Kingsley constitute parachute payments subject to the excise taxes under the Internal Revenue Code, the Corporation will either pay the benefits in full or reduce the payment to the maximum amount that might be paid without Mr. Kingsley becoming subject to the excise taxes, whichever amount will provide the greatest after-tax benefits to Mr. Kingsley.

The forgoing description of the terms of the employment agreement is qualified in its entirety by reference to the employment agreement which is attached hereto as an exhibit and is incorporated herein by reference.

In connection with Mr. Kingsley’s election to President and Chief Executive Officer, the Corporation issued a press release which is filed as Exhibit 99.1 hereto.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement dated August 3, 2011 between the Corporation and Lawrence D. Kingsley

99.1	Press Release issued by the Corporation on August 8, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pall Corporation

/s/ Robert G. Kuhbach
August 8, 2011	Robert G. Kuhbach
Corporate Secretary

Exhibit
Number	Description
10.1	Employment Agreement dated August 3, 2011 between the Corporation and Lawrence D. Kingsley

99.1	Press Release issued by the Corporation on August 8, 2011